AGREEMENT AMONG EVA H. POSMAN, AS CHAPTER 11 TRUSTEE
             OF UNDERWRITERS FINANCIAL GROUP, INC., SNYDER OIL
                CORPORATION AND DELTA PETROLEUM CORPORATION


     This Agreement, dated May 23, 1997, is entered into by and among Eva H. Posman, as Chapter 11 trustee (the "Trustee") of
Underwriters Financial Group, Inc., a Colorado corporation
("UFG") , Snyder Oil Corporation, a Delaware corporation ("SOCO"), and Delta Petroleum Corporation, a
Colorado corporation ("Delta").


                                 RECITALS:

     A. SOCO asserts a claim (the "SOCO Claim") against UFG pursuant to a promissory note in the principal amount of $2,190,464, together with accrued interest thereon aggregating
$3,052,441, as of March 31, 1997.

     B. SOCO asserts a perfected security interest in and holds 3,357,003 shares (the "Amber Shares") of common stock of Amber Resources Company, a majority owned public subsidiary of Delta, as collateral for the repayment of the SOCO Claim. The Amber Shares are currently owned by Delta.

     C. UFG owns 888,063 shares (the "UFG-Owned Delta Shares") of common stock of Delta, a publicly-owned company. Delta asserts a security interest in and holds the UFG-Owned Delta Shares as collateral for the discharge of certain obligations owed by UFG to Delta, including the obligation to repay the SOCO Claim and to obtain the release of the Amber Shares held as collateral by SOCO.

     D. The Trustee disputes the amount of the SOCO Claim, and believes that certain defenses exist as to the enforceability of certain of the obligations.

     E. UFG filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code on December 11, 1995, and the
Trustee was thereafter duly appointed.

     F. The transactions referred to above are the subject of various agreements (the "Prior Agreements"), more fully described below, entered into prior to the filing of UFG's Chapter 11 case including, among others, a Stock Voting Agreement dated December 21, 1992 (the "Stock Voting Agreement") between and among Delta, UFG, Roger A. Parker, and Aleron H. Larson, Jr.

     G. The Trustee has raised certain defenses and disputes with regard to the amount and/or enforceability of the obligations assertedly owed to SOCO and Delta under the Prior
Agreements.

         H. The parties desire to facilitate the sale of the UFG- Owned Delta Shares to enable the UFG Chapter 11 estate to realize on their value, to reduce and fix the amount of the SOCO Claim and provide for its satisfaction in such reduced amount, to obtain the release of the Amber Shares, to cancel and supersede the Prior Agreements and otherwise to resolve all existing disputes among them, all on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth in this Agreement, and for other good and valuable consideration, the parties hereto agree as follows:


                                 SECTION I

                         BANKRUPTCY COURT APPROVAL

         1.1 Except as provided below, this Agreement and all of the parties, obligations hereunder shall become effective (the "Effective Date") on the first business day which is at least eleven days after the entry of a Final Order of the Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court") approving this Agreement. For purposes hereof, a Final Order shall mean an order as to which no appeal has been timely filed, or if an appeal has been filed, then no stay has been obtained. Notwithstanding the foregoing, to the extent this Agreement expressly provides for the effectiveness of an obligation or the doing of an act upon execution of this Agreement, such provision shall be effective upon the execution of this Agreement by all of the parties.

        1.2 In the event that no Final Order approving this Agreement has been entered by the Bankruptcy Court on or before 60 days from the date of this Agreement (or such later date as to which all the parties hereto have agreed in writing), this Agreement shall become null and void and of no further force or effect, and the parties shall retain all of their respective rights, obligations and defenses as they existed prior to entry into this Agreement. In that event, neither this Agreement nor any of the parties' statements or actions in connection herewith shall be used or proffered as evidence in any court proceeding, nor shall anything herein be deemed an admission of or a waiver by any of the parties hereto.

                                 SECTION 2

             RELEASE AND TRANSFER OF COLLATERAL; REDUCTION AND
                          ALLOWANCE OF SOCO CLAIM

         2.1 On the Effective Date of this Agreement, (a) Delta shall deliver the UFG-Owned Delta Shares, in fully transferable form (subject only to such limitations on transfer, if any, as are applicable pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended ("Rule 144")), to the Trustee and (b) SOCO shall deliver the Amber Shares, in fully transferable form, to Delta.

2.2      On the Effective Date, the following shall occur:
         (a) Delta shall be deemed to have released any and all claims, ownership interests, security interests and liens in or on the UFG-Owned Delta Shares, and such shares shall be delivered to the Trustee, free and clear of such claims, ownership interests, security interests or liens, for sale as provided in
Section 4 of this Agreement;

         (b) SOCO shall be deemed to have released any and all security interests and liens in or on the Amber Shares, and

         (c) The SOCO Claim shall be deemed reduced and allowed in the total amount of $2,200,000, which sum shall be satisfied in accordance with the terms hereof, and the SOCO Claim shall be satisfied solely from the Net Proceeds of such sales and not from any other assets of the UFG estate.

         (d) To secure the payment of the SOCO Claim in accordance with the terms of this Agreement, SOCO shall have a first perfected security interest in the unsold UFG-Owned Delta Shares and in the Net Proceeds (as defined below) of sales of the UFG-Owned Delta Shares upon the issuance of an order of the Bankruptcy Court approving the Agreement, and SOCO shall not be required to file any other papers or documents with any applicable authority to perfect its liens and security interests.

         2.3 Promptly after the Effective Date, SOCO shall deliver to Delta, and Delta shall deliver to the Trustee and the Trustee shall deliver to SOCO, such executed documents as are reasonably requested by Delta, the Trustee or SOCO, as the case may be, to evidence the release or issuance of security interests and liens as provided in paragraph 2.2 of this Agreement.

                                 SECTION 3
                CANCELLATION OF PRIOR AGREEMENTS; RELEASES

         3.1 Upon the occurrence of all of the events described in paragraphs 2.1 through 2.3 of this Agreement,

              (a) all Prior Agreements between or among the parties hereto, or any of them, are hereby cancelled and superseded by this Agreement and the Amended Stock
Voting Agreement, defined below in paragraph 5.1 hereof. As used herein, "Prior Agreements" shall include, without limitation, (i) promissory note, dated June 19, 1992 by Chippewa Resources Corporation, in favor of SOCO, (ii) insofar as it pertains to Delta and UFG, the letter agreement dated October 21, 1992, (iii) Clarification Agreement, dated March 31, 1993, between Delta and UFG, (iv) memorandum agreement, dated July 27, 1994, between Delta and UFG, (v) letter agreement dated
December 7, 1994, between UFG and SOCO, (vi) letter agreement, dated December 9, 1994, between UFG and
Delta, and (vii) letter agreement, dated February 22, 1995, between Delta and UFG, and (viii) Stock Voting
Agreement, dated December 21, 1992, between and among Delta, UFG, Roger A. Parker, and Aleron H. Larson, Jr., together with any and all other existing agreements between two or more of the parties hereto, but not including the Amended Stock Voting Agreement and the Stipulation and order between UFG and Delta dated May 23, 1997 (the
"Stipulation"); and (b) each of the parties hereto hereby releases each of the other parties, together with such other party's respective directors, officers, agents, employees and representatives, from any and all claims and causes of action arising from or relating to any of the Prior Agreements or any of the transactions which are the subject of such Prior Agreements, except such claims and causes of action which may arise by virtue of any party's failure to meet its obligations under this Agreement or the Amended Stock Voting Agreement or the Stipulation.

                                 SECTION 4

                      SALE OF UFG-OWNED DELTA SHARES

         4.1 The Trustee shall use her best efforts to cause the UFG-Owned Delta Shares to be sold in private or public sales and in a manner reasonably calculated to achieve the best available price for such shares, at such prices and upon such terms as the Trustee, in her sole discretion and consistent with her fiduciary duties to the UFG estate, deems advisable.

         4.2 All Net Proceeds (as defined below) from the sale of the UFG-Owned Delta Shares shall be distributed upon receipt by the Trustee as follows:

         (a) The first $1,000,000 of Net Proceeds to be paid to SOCO in partial satisfaction of its claim.

         (b) All Net Proceeds in excess of the amount to be paid to SOCO pursuant to paragraph 4.2 (a) hereof, are to be distributed in the following proportions:

         (i) one third (1/3) of such Net Proceeds shall be distributed to SOCO, in further partial satisfaction of the SOCO Claim, provided, however, that the amounts distributed to SOCO pursuant to this subsection and pursuant to paragraph 4.7, below, shall not exceed $ 1,200,000; and

         (ii) Two thirds (2/3) of such Net Proceeds (or all of the Net Proceeds after SOCO has received $2,200,000) shall be distributed to the UFG estate; provided, however, that the Net Proceeds distributed to the UFG estate pursuant to this paragraph 4.2(b) shall be held in escrow by the Trustee (the "Escrow
Fund") until the earlier of (x) the date on which SOCO has received a total of $2,000,000 of Net Proceeds, and Advance Distributions (as provided for in paragraph 4.7, below), or (y) the last day of the calendar quarter which ends at least two years after the Effective Date (the "Escrow Termination Date").

         4.3  If the escrow is terminated pursuant to paragraph
4.2(b)(ii)(x) hereof,

      (a) the full amount released from escrow, including interest earned on the Escrow Fund, shall be paid to the UFG estate, free and clear of any lien, claim, encumbrance or other interest of SOCO; and

         (b) the Net Proceeds of the sales of any of the UFG-Owned Delta Shares sold after the termination of the escrow shall be paid out upon receipt in the proportions set forth in paragraph 4.2(b) hereof until SOCO shall have received a total of $2,200,000 pursuant to this Agreement.

         4.4 If the escrow is terminated pursuant to paragraph 4.2(b)(ii) (y) hereof,

               (a) the amount released from escrow shall be paid promptly as follows:

         (i) first an amount to SOCO which, when added to (x) the Net Proceeds received by SOCO from the sale(s) provided for in paragraph 4.2(a) above, (y) the Net Proceeds received by SOCO from the sales provided for in paragraph 4.2 (b) above, and (z) Advance Distributions, if any, made pursuant to paragraph 4.7, below, will total $2,000,000; and

         (ii) the remainder of the amounts held in escrow, including the interest earned on the Escrow Fund, to UFG, free and clear of any lien, claim, encumbrance or other interest of SOCO; and

         (b) Upon the release of the escrow amount as set forth in paragraph 4.4 (a), the UFG Trustee shall continue to sell the unsold UFG-Owned Delta Shares, and the Net Proceeds of such sales shall-be paid upon receipt to SOCO until such time as the total of the Net Proceeds received by SOCO pursuant to paragraphs 4.2 and 4.3, 4.4 and 4.7 equals $2,000,000.
At such time (i) UFG will have no further obligation to SOCO,
(ii) all further sales will be for the sole account of UFG, and (iii) and the SOCO Claim shall be deemed satisfied in full.

         4.5 For purposes of this Agreement, Net Proceeds shall mean the purchase price received by the Trustee upon sales of any of the UFG-Owned Delta Shares, less any direct or indirect costs of such sales, including, without limitation, any selling commissions and brokerage costs or similar expenses, provided, however, that after SOCO has received $500,000 of Net Proceeds pursuant to paragraph 4.2 (a) hereof, Net Proceeds shall be reduced by attorneys fees, as provided in paragraphs 7.1 and 7.2 below before any further distributions of Net Proceeds are made to SOCO.

         4.6 In connection with, and consistent with her obligations as set forth in paragraph 4.1 hereof, and subject to such volume restrictions, if any, as may be applicable pursuant to Rule 144, it is agreed that the Trustee will not, without the prior written consent of Delta, in any one month, sell on the public market more than the greater of (i) 75,000 shares, or (ii) 12 1/2% of the average monthly reported volume in shares of Delta stock for the prior two months (in either case, such restriction shall not apply to block trades of 25,000 shares or more).

         4.7 (a) If one year from the Effective Date, SOCO has received less than $1.5 million of Net Proceeds from Direct Payments (i.e., payments pursuant to paragraph 4.2), then SOCO shall receive an Advance Distribution from the Escrow Fund in an amount equal to the difference between $1.5 million and the Direct Payments, provided however, that such Advance Distribution shall not exceed 75% of the Escrow Fund at that date.

         (b) If twenty months from the Effective Date, SOCO has received less than $1.8 million of Net Proceeds from Direct Payments and Advance Distributions, then SOCO shall receive an additional Advance Distribution from the Escrow Fund in an amount equal to the difference between (i) $1.8 million and (ii) the sum of (x) all Direct Payments and (y) the Advance Distribution, if any, made pursuant to paragraph 4.7 (a) , provided however, that the Advance Distribution pursuant to this sub-paragraph shall not exceed 75% of the Escrow Fund at that date.
                                 SECTION 5

                      AMENDED STOCK VOTING AGREEMENT

       5.1 Simultaneously with the execution of this Agreement, the Trustee and Delta shall execute, and Delta shall cause its executive officers, Roger A. Parker and Aleron H. Larson, Jr., to execute, an Amended Stock Voting Agreement in the form annexed hereto as Exhibit "All (the "Amended Stock Voting Agreement") . Upon the Effective Date, the Stock Voting Agreement, which shall be null and void in accordance with paragraph 3.1(a) hereof, shall be superseded in its entirety by the Amended Stock Voting Agreement.

                                 SECTION 6
                       ADDITIONAL COVENANTS OF DELTA


       6.1 In order to induce SOCO to release its security interest in the Amber Shares and, in lieu thereof, accept a first perfected security interest in the unsold UFG-Owned Delta Shares and the Net Proceeds of the sale of the UFG-Owned Delta Shares, and until such time as SOCO has received $2,000,000 in Net Proceeds from the sale of UFG-Owned Delta Shares by the Trustee, Delta agrees to the following:

         (a) Delta and its directors and officers shall: (i) operate Delta in good faith and with the care an ordinary prudent person or company in a like position would exercise under similar circumstances; (ii) timely make all required periodic filings with the SEC and other government regulatory agencies; (iii) operate Delta in a manner reasonably believed to be in the best interests of Delta and its shareholders; (iv) use commercially reasonable efforts, subject to their overall fiduciary duty to the shareholders of Delta and to applicable rules and regulations of the SEC, to cooperate in the marketing of the UFG-Owned Delta Shares as promptly as possible and for prices as high as is practicable;

         (b) Delta and its directors and officers shall not, without (x) concurrent notice in writing to SOCO and the Trustee, and (y) the consent in writing of SOCO: (i) sell or issue any shares of Delta's stock or other stock interests in Delta, including but not limited to any warrants for the purchase of, or securities convertible or exchangeable into, such stock, or assets to an "affiliate" or "insider" (as such terms are defined in sections 101 (2) and (31) of title 11 of the United States Code), provided, however, that this provision shall not apply to ordinary distributions of stock under Delta's employee benefit plans and any other arrangements set forth in Delta's Form 10-K for the year ended June
30, 1996; (ii) sell or issue a number of shares of common stock or other stock interests in Delta, including but not limited to any warrants for the purchase of, or securities convertible or exchangeable into, such stock, during any rolling twelve month periods (the beginning of the rolling period shall be January 1, 1997), which stock or other stock interests in the aggregate represents more than one third (1/3) of the number of shares of common stock and warrants of Delta outstanding at the beginning of the rolling period; and (iii) sell any shares of common stock or warrants of Delta at a price more than 40% below the market price at the time; and

         (c) Delta will notify the Trustee reasonably in advance of any filing by Delta of a registration statement(s) for the public sale of any security of Delta, and, upon request by the Trustee, Delta will include for sale in such registration statement any UFG-Owned Delta Shares then held by the Trustee. Delta shall bear all expenses incurred in the preparation, filing and distribution of any such registration statement.

         (d) Notwithstanding anything to the contrary contained in this paragraph 6.1, the officers and directors may sell, without restriction, shares of stock personally owned by them.

      6.2 (a) When the number of UFG-Owned Delta Shares and other shares of Delta common stock owned by UFG totals less than ten (10%) percent of the issued and outstanding shares of common stock of Delta, and the Trustee submits a letter to Delta in substantially the form attached hereto as "Exhibit B" Delta agrees, in reliance upon Rule 144 (k) , promulgated under the Securities Act of 1933, as amended ("Rule 144"), to instruct its transfer agent to remove the restrictive legend and stop-transfer instructions from all shares of UFG-Owned Delta Shares and from all shares of common stock of Delta owned by UFG as a result of the Stipulation and Order dated May 23, 1997. If Delta refuses to so instruct the transfer agent, then Delta shall be liable to the Trustee for liquidated damages in the amount of $100,000.00. unless, within 90 days of the Trustee's request, Delta shall have obtained a binding determination of the Bankruptcy Court that a material change in circumstances from those existing as of the Effective Date of this Agreement has occurred so as to render UFG an affiliate of Delta within the meaning of Rule 144(a). Notwithstanding the foregoing, nothing herein shall be construed as a limitation on the Trustee's rights to sell the UFG-owned Delta Shares under any other subsection of Rule 144.

    (b) Each of Delta and the Trustee represent as follows: Apart from the ownership by UFG of in excess of 10% of the issued and outstanding shares of common stock of Delta, they/she have/has no knowledge of any circumstance existing as of the Effective Date which would render UFG an affiliate of Delta within the meaning of Rule 144(a).

     6.3 If Delta sells or issues shares of its common stock or warrants or other equity or debt interests which are convertible or exchangeable into common stock (collectively, "Interests") for cash or cash equivalents (excluding real estate, oil and gas assets or other non-cash forms of consideration):

         (a) Delta shall offer to purchase from UFG that number of the UFG-Owned Delta Shares equal to 25% of the Interests sold or issued by Delta at a price equal to the net price received by Delta after payment of commissions and other direct costs of such sale.

         (b) Once Delta has entered into an agreement to sell Interests in Delta and prior to the closing thereof, and provided that such agreement is with five (5) or fewer purchasers, Delta shall permit UFG to convey offers through Delta to Delta's purchasers to sell UFG-Owned Delta Shares, in the percentage limitation provided in paragraph 6.3 (a), above, directly to such purchaser at a price greater than the net price to be received by Delta. Any such sale by UFG to Delta's purchaser shall discharge Delta's obligation to purchase shares of UFG-
Owned Delta Shares as provided in paragraph 6.3(a) hereof.

         (c) Nothing provided herein shall give UFG the right to negotiate directly with Delta's purchasers.

                                 SECTION 7
                              ATTORNEYS' FEES

         7.1 The UFG Trustee agrees that SOCO shall be entitled to the payment of professional fees and costs actually and reasonably incurred in an amount not to exceed $25,000 in connection with (i) UFG's defaults under its loan agreement with SOCO; and (ii) the negotiation, documentation and approval process relating to this agreement.
Upon the Effective Date, SOCO's attorneys shall provide to the UFG Trustee and her attorneys a detailed summary of SOCO's legal fees and costs. Within five business days of receipt thereof, the UFG Trustee shall respond in writing to SOCO's legal fees and costs and the detailed summary provided. If the UFG Trustee has no objection to the fees and costs, SOCO shall be paid such amounts promptly pursuant to paragraph 4.5 hereof. Should the UFG
Trustee object to the legal costs and fees, she shall identify in detail and in writing, why and the parties shall promptly attempt to work out any differences. If an agreement cannot be reached, the parties shall submit SOCO's request for legal fees and costs to the Court to determine the reasonable amount of such fees and costs.

        7.2 Any fees for services performed and costs incurred by professionals retained by the Trustee, which are allowed by the Bankruptcy Court and (a) to the extent such fees are for services which relate to the negotiation, documentation and approval process relating to this agreement, and (b) in an amount not to exceed $25,000, shall be paid promptly from Net Proceeds pursuant to paragraph 4.5 hereof.

         7.3 The escrow provisions of paragraph 4.2 (b) (ii) hereof .notwithstanding, SOCO agrees that administrative expenses of the UFG bankruptcy, once approved by the Court, shall be payable from the escrow established, pursuant to paragraph 4.2 hereof, provided, however, that this paragraph 7.3 shall be applicable only to the extent of $60,000 (exclusive of any amounts paid pursuant to paragraph 7.2) of administrative expenses approved by the Court.

                                 SECTION 8

                         RESOLUTION OF APEX CLAIMS

        8.1 Delta and SOCO acknowledge that they are aware of certain claims (the "Apex Claims") with respect to the UFG-Owned Delta Shares under an alleged pre-petition agreement for the sale of such shares by UFG. In the event that the Apex Claims shall not have been resolved to the reasonable satisfaction of the Trustee prior to the entry of a Final Order approving this Agreement, then this Agreement may be terminated by the Trustee upon written notice to the other parties hereto.

                                 SECTION 9

                      REPRESENTATIONS AND WARRANTIES

       9.1 The Trustee represents and warrants that, subject to the approval of the Bankruptcy Court, she has full right, power and authority to enter into this Agreement and she is aware of nothing that would prevent her from performing her obligations hereunder.

       9.2      Delta represents and warrants as follows:

         (a) Delta has full right, power and authority to enter into this Agreement and there is nothing that would prevent it from performing its obligations hereunder.

         (b) This Agreement has been duly authorized by all necessary corporate and stockholder actions on the part of Delta and constitutes a valid and binding obligation of Delta enforceable in accordance with its terms.

         (c) Delta is a corporation duly organized and validly existing and in good standing under the laws of the State of Colorado, and is duly qualified and authorized to do business wherever the nature of its activities or properties requires such qualification or authorization.

         (d) There is no provision in the articles of incorporation or by-laws of Delta and no provision in any existing mortgage, indenture, contract or agreement binding on it that would be contravened by the execution, delivery or performance by it of this Agreement.

         (e) No representation, warranty or statement by Delta contained herein or in any certificate or other document furnished or to be furnished by Delta pursuant hereto contains or at the time of delivery will contain any untrue statement of material fact, or omits, or will omit at the time of delivery, to state a material fact necessary to make it not misleading.

         (f) Delta owns the Amber shares free and clear of any lien or interest of any party other than SOCO, and the value of the Amber shares is in excess of the amount of the SOCO Claim as of the time of execution hereof.

         (g)  Delta has in its possession the UFG-Owned Delta
Shares and has not assigned, hypothecated, or otherwise transferred any interest in such shares or in the obligation or claim Delta asserts is secured by the UFG-Owned Delta Shares.

     9.3      SOCO represents and warrants as follows:

         (a) SOCO has full right power and authority to enter into this Agreement and there is nothing that would prevent it from performing its obligations hereunder.

         (b)     To the extent necessary, this
Agreement has been duly authorized by all corporate and stockholder actions on the part of SOCO and constitutes a valid and binding obligation on SOCO enforceable in accordance with its terms.

         (c) SOCO is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware, and is duly qualified and authorized to do business wherever the nature of its activities or properties requires such qualification or authorization.

         (d) There is no provision in the articles of incorporation or by-laws of SOCO and no provision in any existing mortgage, indenture, contract or agreement binding on it that would be contravened by the execution, delivery or performance by it of this Agreement.

         (e) No representation, warranty or statement by SOCO contained herein or in any certificate or other document furnished or to be furnished by SOCO pursuant hereto contains or at the time of delivery will contain any untrue statement of material fact, or omits, or will omit at the time of delivery, to state a material fact necessary to make it not misleading.

         (f) SOCO is the sole owner of the promissory note and the lien on the Amber stock which is the basis for the SOCO Claim, and it has not assigned, hypothecated, or otherwise transferred any interest in such promissory note or in its lien on the Amber stock.

         (g) SOCO has in its possession or control the Amber shares and has not assigned, hypothecated, or otherwise transferred any interest in such shares.

         9.4 SOCO shall consult with the Trustee with respect to their consent to waive provisions of paragraph 6. 1
(b), and the Trustee shall consult with SOCO with respect to the selling of the UFG-Owned Delta Shares. Nothing contained herein shall be construed as giving the Trustee or SOCO, as the case may be, veto powers over the rights of the other party.

                        SECTION 10

                      MISCELLANEOUS

     10.1 Headings

         The descriptive headings of this Agreement are for reference only, and shall not affect the interpretation of this Agreement.

     10.2      Jurisdiction

         The United States Bankruptcy Court for the Southern
District of New York shall have continuing jurisdiction over the parties hereto with respect to this Agreement until the obligations of all parties hereto have been fully performed.

    10.3     Survival of Representations and Warranties

       The representations and warranties contained in Section 9 of this Agreement shall survive until all the UFG-Owned Delta
Shares have been sold by the Trustee.

    10.4      Assignment of Agreement

        Neither this Agreement, nor any of its rights or benefits or its duties and obligations, shall be assigned by any party to any other person or entity without the prior written consent of the others, which consent shall not unreasonably be withheld. The Agreement shall be binding upon, and inure to the benefit of, any successor in interest to the Trustee, and any successor to the whole business of any other party.

     10.5      Notices

         All notices required or permitted by the Agreement shall be in writing, and service shall be deemed completed if made by
(i) personal delivery, or (ii) certified mail, 5 days after the date of posting a properly addressed and prepaid envelope or package containing the notice. The respective addresses of the parties for service of notices shall be as indicated below. The address of a party may be changed from time to time, provided that such party provides written notice of such change to the other party in the manner provided herein.

To the Trustee at:      Eva H. Posman, Esq.
                        230 Park Avenue, Suite 2525
                        New York, NY 10169

      To DELTA at:      Delta Petroleum Corporation
                        555 17th Street, Suite 3310
                        Denver, CO 80202
                        ATTN:  Mr. Aleron H. Larson, Jr.


      To SOCO at:       Snyder Oil Corporation
                        777 Main Street, Suite 2500
                        Fort Worth, TX 76102
                        ATTN:  Mr. Rodney Waller, Vice President

    10.6      Choice of Law

         This Agreement shall be construed, executed and enforced in accordance with the United States Bankruptcy Code and, to the extent such law is not applicable, then in accordance with the laws, excluding conflict of law rules, of the State of New York.

    10.7      Entire Agreement

         This Agreement contains the entire understanding among the Trustee, Delta and SOCO, and, except as expressly provided herein, supersedes and terminates all prior agreements and understandings, verbal or otherwise, at any time existing among the parties hereto. No modification of, addition to or deletion from this Agreement shall be binding on any party hereto unless it is in writing and is signed by authorized representatives of each of the parties to this Agreement, and is approved by the Bankruptcy Court.

    10.8      Severability

         The validity and applicability of the entire Agreement shall not be altered by any finding of any court that any particular provision is invalid or inapplicable.
In the event that any provision or provisions are found to be invalid or inapplicable, the remaining provisions shall continue in full force and effect as if such invalidated provision(s) had not been included in the Agreement and the parties shall cooperate on replacing such invalidated provision(s) with a valid one as close as possible to the legal and economic essence and purpose of such invalid provision(s).

    10.9      Signed in Counterparts

         This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above.


EVA H. POSMAN, as Chapter 11 Trustee of UNDERWRITERS FINANCIAL
GROUP, INC.

s/Eva H. Posman, Trustee

SNYDER OIL CORPORATION

By: s/Rodney L. Waller
         Its: Vice President


DELTA PETROLEUM CORPORATION

s/Aleron H. Larson, Jr.
Aleron H. Larson, Jr.
Chairman of the Board


EXHIBIT A

                      AMENDED STOCK VOTING AGREEMENT

         This Amended Stock Voting Agreement, dated as of May 23, 1997, is entered into by and among Eva H. Posman, as Chapter 1 1 Trustee of Underwriters Financial Group, Inc., a
Colorado corporation ("UFG"), Delta Petroleum Corporation, a Colorado corporation ("Delta"), Roger A. Parker ("Parker') and Aleron H. Larson, Jr. ("Larson").

         WHEREAS, UFG, Delta, Parker and Larson are parties to a Stock Voting Agreement dated December 21, 1992 (the "Prior Stock
Voting Agreement");

         WHEREAS, Parker and Larson are, respectively, the President and the Chairman of the Board of Delta;

         WHEREAS, UFG commenced a voluntary case under Chapter 11 of the United States Bankruptcy Code on December 11, 1995 before the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court"), and the Trustee was thereafter duly appointed;

         WHEREAS, UFG, Delta and Snyder Oil Corporation have entered into an Agreement (the "3-Party Agreement") dated May 23, 1997, subject to the approval of the Bankruptcy Court, which provides, among other things, for the sale of 888,063 shares of common stock of Delta owned by UFG (the "UFG-Owned Delta Shares");

         WHEREAS, pursuant to the 3-Party Agreement, the Prior
Stock Voting Agreement shall become null and void and shall be superseded in its entirety by this Amended Stock Voting
Agreement;

         NOW, THEREFORE, in consideration of the mutual agreements of the parties hereto, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

         1 . This Amended Stock Voting Agreement shall be subject to the approval by the Bankruptcy Court of the 3-Party Agreement and shall become effective on the Effective Date (as such term is defined in the 3-Party Agreement). On the Effective Date, the Prior Stock Voting Agreement shall be null and void and shall be superseded in its entirety by this Amended Stock
Voting Agreement.

         2. UFG hereby constitutes and appoints Parker and Larson, and each of them, with full power of substitution, for the period commencing on the Effective Date and ending on the earlier of December 31, 2002 or the date on which the SOCO Claim (as EXHIBIT A defined in the 3-Party Agreement) is satisfied in full (the "Termination Date"), to vote the UFG-Owned Delta Shares as the proxy of UFG, at any and all shareholder meetings, regular or special, of the shareholders of Delta, or at any adjournments thereof, which may be held during such period, hereby granting to Parker and Larson (the "Proxies"), and each of them, as UFG's attorney and proxy, all powers UFG would possess if personally present at any such meetings. The proxy granted hereby is expressly acknowledged to be coupled with an interest and shall be irrevocable to the full extent permitted by law until the Termination Date, except to the extent provided for below. The proxy granted hereby revokes any other proxy relative to the UFG- Owned Delta Shares heretofore granted by UFG or any predecessor in interest to UFG.

         3. Until the Termination Date or such earlier time, if any, as to which this Stock Voting Agreement shall terminate in accordance with its terms, the Proxies shall have full and absolute discretion as to the manner in which the UFG-Owned Delta Shares are to be voted as to any matter whatsoever, all without any liability or obligation of any kind to UFG, subject, however, to their obligations as officers and/or directors of Delta pursuant to Section 6 of the 3-Party Agreement.

         4. Nothing contained herein shall be construed to prohibit or preclude the sale, assignment or exchange of all or any part of the UFG-Owned Delta Shares by UFG as contemplated in the 3-Party Agreement. Except as provided in paragraphs 5 and 6 hereof, any UFG-Owned Delta Shares sold, assigned or exchanged by UFG during the term of this Amended Stock Voting Agreement shall remain subject to the voting provisions hereof until the earlier of the Termination Date or 60 months from the date of transfer.

         5. This Amended Stock Voting Agreement shall immediately terminate with respect to any and all UFG-Owned
Shares sold, assigned or exchanged by UFG (or its assigns) prior to the Termination Date:

         a. in any public resale(s) to persons or entities who are not affiliates of UFG; or

         b. in any private sale(s) of blocks of 300,000 shares or less; provided, however, multiple block sales to the same person or entity or group of persons or entities shall be aggregated for purposes hereof; and provided, further, that the purchaser shall not, as a result of such purchases, become the holder of more than 1 0% of the outstanding common stock of Delta.

         6.   Notwithstanding anything else in this Amended Stock
Voting Agreement, upon the request of UFG, Delta shall not unreasonably withhold its agreement to terminate this Amended Stock Voting Agreement with respect to any UFG-Owned
Delta Shares sold in private transactions of blocks in excess of
300.000 shares.

         7. Delta shall have the power and authority, on behalf of itself and the Proxies, to waive any rights granted to the Proxies under this Amended Voting Agreement.

         8.     A counterpart of this Amended Stock Voting
Agreement shall forthwith be deposited with Delta at its principal place of business.

         9. The Bankruptcy Court shall have continuing jurisdiction to enforce this Amended Stock Voting Agreement and to determine any disputes arising hereunder or related hereto, and the parties hereby submit to the jurisdiction of the Bankruptcy Court for those purposes. All matters relating to the interpretation and enforcement of this Amended Stock
Voting Agreement and any controversy arising with respect thereto shall be determined by the Bankruptcy Court in accordance with the bankruptcy laws of the United States, and, to the extent not covered thereby, in accordance with the laws of the State of New York.

         10. Except as expressly provided herein, neither this Amended Stock Voting Agreement, nor any of its rights or benefits or its duties and obligations, shall be assigned by any party to any other person or entity without the prior written consent of the other, which consent shall not unreasonably be withheld. The Agreement shall be binding upon, and inure to the benefit of, any successor in interest to the Trustee.

         11. This Amended Stock Voting Agreement may be signed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document.

         IN WITNESS WHEREOF, this Amended Stock Purchase
Agreement has been executed as of the date first written above.


EVA H. POSMAN, as Chapter 11
Trustee of UNDERWRITERS
FINANCIAL GROUP, INC.

s/Eva H. Posman, as Trustee


DELTA PETROLEUM CORPORATION

By:s/Aleron H. Larson, Jr.
Name: Aleron H. Larson, Jr.
Title: CEO/Chairman


ROGER A. PARKER

s/Roger A. Parker


ALERON H. LARSON, JR.

s/Aleron H. Larson, Jr.

EXHIBIT B

Delta Petroleum Corporation
555 17th Street, Suite 3310
Denver, Colorado 80202
ATTN: Mr. Aleron H. Larson, Jr.

                         Re: Sale of UFG-Owned Delta Shares

Dear Mr. Larson:

     Underwriters Financial Group, Inc. ("UFG") now owns, and for the past ninety (90) days has owned, or fewer shares of Delta Petroleum Corporation ("Delta") common stock, representing less than 10% of the issued outstanding shares of common stock of Delta.

     Pursuant to Paragraph 6.2(a) of the Agreement among the Trustee of UFG, Snyder Oil Corporation and Delta, dated May 23, 1997 (the "Agreement"), the Trustee hereby requests that Delta, in reliance upon Rule 144(k) promulgated under the Securities Act of 1933, as amended, instruct its transfer agent to remove the restrictive legend and stop-transfer instructions from all shares of the UFG-Owned Delta Shares and from all shares of common stock of Delta owned by UFG pursuant to a stipulation and order dated May 23, 1997.

     The Trustee hereby represents to you that she is not aware of any material change in circumstances having occurred from those existing as of the Effective Data of the Agreement so as to render UFG an affiliate within the meaning of Rule 144(a).

                                       Very truly yours,


                                       Eva H. Posman
EHP/mmi



KAREN M. KLEIN (KK 7927)
Attorney for Eva H. Posman,
Chapter 11 Trustee
230 Park Avenue - Suite 2525
New York, New York 10169
(212) 297-9115



UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

In re

UFG INTERNATIONAL, INC., et al.,        Chapter 11
                             Debtors.   Case No. 95 B 43641(JHG)


In re

UNDERWRITERS FINANCIAL GROUP,
INC. f/k/a Chippewa Resources           Chapter 11
Corporation, BRI Holding Corp.,         Case No. 95 B 45774 (JHG)

                             Debtor.    Jointly Administered


                      STIPULATION AND ORDER

         WHEREAS, on December 11, 1995 (the "Petition Date"),
Underwriters Financial Group, Inc. ("UFG") filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code; and

         WHEREAS, by order dated February 2, 1996, the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court") approved the appointment of Eva H. Posman as the Chapter 11 trustee (the "Trustee") of UFG's estate; and

         WHEREAS, within one year prior to the Petition Date, pursuant to that certain letter agreement dated February 22, 1995 between UFG and Delta Petroleum Corporation ("Delta"), UFG transferred to Delta 92,117 shares of common stock of Delta owned by UFG, together with 491,300 shares of newly-issued common stock of UFG. UFG made the foregoing transfers (the "Transfers") in satisfaction of indebtedness in the aggregate amount of $1,473,864 allegedly owed by UFG to Delta; and WHEREAS, the Transfers may be avoidable under, inter alia, Sections 547 and/or 548 of the Bankruptcy Code, subject to certain defenses which could be asserted by Delta in the event an avoidance action were initiated; and

         WHEREAS, the Trustee, Delta and Snyder Oil Corporation ("SOCO") are currently negotiating the terms of an agreement (the "Three-Party Agreement") which, if approved by the Bankruptcy Court, would resolve all claims among those parties and enable the UFG estate to liquidate its interest in an additional 888,063 UFG owned shares of Delta stock, in which stock Delta asserts a security interest for the repayment of certain additional obligations allegedly owed by UFG to Delta and to SOCO; and

         WHEREAS, in order to avoid the delay, expense and uncertainty inherent in litigation with regard to the Transfers, and to facilitate the effectuation of the Three Party Agreement, the parties desire to resolve any disputes relating to the Transfers on the terms hereinafter set forth.

NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED, by and between the undersigned, as follows:

         1 . Concurrently with the execution of this Stipulation and Order by the parties hereto, Delta shall deliver to the Trustee 92,117 shares of common stock of Delta and 491,300 shares of common stock of UFG. Delta shall deliver all such stock in fully transferrable form (subject only to such limitations on transfer, if any, as are applicable pursuant to Rule 144 promulgated under the Securities Act of 1933), and the Trustee shall hold such stock in escrow pending its release pursuant to paragraph 2 or paragraph 3 hereof, as the case may be.

         2. Upon the entry of one or more orders of the Bankruptcy Court approving both this Stipulation and Order and the Three-Party Agreement:

         (a) the Delta stock and the UFG stock delivered to the Trustee pursuant to paragraph 1 hereof shall be released from escrow to the Trustee, on behalf of the UFG estate, in full discharge and satisfaction of all claims of the estate against Delta arising from or relating to the Transfers; and

         (b) Delta shall be deemed to have an allowed general unsecured claim in the UFG estate in the amount of $1,473,864.

         3. In the event that the Bankruptcy Court shall not have approved both this Stipulation and Order and the Three-Party Agreement on or before 60 days from the date hereof (or such later date as to which the parties shall agree in writing), then the Delta stock and the UFG stock held in escrow by the Trustee pursuant hereto shall be released and returned to Delta, and the parties shall retain all of their respects rights, claims and defenses with respect to the Transfers.

         4. Delta hereby represents and warrants that it is the sole owner of the shares of stock delivered to the Trustee pursuant to paragraph 1 hereof, that it holds such shares free and clear of any liens, claims or interest s of any other person or entity, and that it has not previously sold, transferred, conveyed or encumbered such shares or any interest therein. These representations and warranties shall survive the delivery of the shares and their release from escrow to the Trustee pursuant hereto.

         5. This Stipulation and Order constitutes the entire understanding .between the parties with respect to the subject matter hereof, and may not be modified or amended except in a writing signed by the party or parties to be charged and approved by the Bankruptcy Court.

         6. This Stipulation and Order shall be binding upon and inure to the benefit of the parties' respective principals, officers, directors, shareholders, employees and agents, and their respective successors and assigns, to the same extent as the parties themselves.

         7. The Bankruptcy Court shall have continuing jurisdiction to enforce this Stipulation and Order and to determine any disputes arising hereunder or related hereto, and the parties hereby consent to the jurisdiction of the Bankruptcy Court for those purposes. All matters relating to the interpretation or enforcement of this Stipulation and Order and any controversy arising with respect hereto shall be determined by the Bankruptcy Court in accordance with the bankruptcy laws of the United States, and, to the extent not covered thereby, then in accordance with the laws of the State of New York.



Dated: New York, New York
       May 23, 1997


                         EVA H. POSMAN, as Chapter 11 Trustee
                         of Underwriters Financial Group, Inc.

                         s/Eva H. Posman, as Trustee


                         DELTA PETROLEUM CORPORATION

                      By:   s/Aleron H. Larson, Jr.
                         Name: Aleron H. Larson, Jr.
                         Title: Chairman/CEO




SO ORDERED this     day of               1997


United States Bankruptcy Judge